Exhibit 99.2

Sealed Air
Re-imagineTM
Sealed Air Announces Sale of
New Diversey to Bain Capital
Private Equity
March 27, 2017

Safe Harbor and Regulation G Statement
This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “should,” “estimates,” “expects,” “intends,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings. The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: the tax benefits associated with the Settlement agreement (as defined in our 2016 Annual Report on Form 10- K), global economic and political conditions, changes in our credit ratings, changes in raw material pricing and availability, changes in energy costs, competitive conditions, the success of the separation of Diversey Care and related hygiene business, the success of our restructuring activities, currency translation and devaluation effects, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, the success of new product offerings, the effects of animal and food-related health issues, pandemics, consumer preferences, environmental matters, regulatory actions and legal matters, and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Our management uses non-U.S. GAAP financial measures to evaluate the Company’s performance, which exclude items we consider unusual or special items. We believe the use of such financial measures and information may be useful to investors. We believe that the use of non-U.S. GAAP measures helps investors to gain a better understanding of core operating results and future prospects, consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts. Please see Sealed Air’s February 9, 2017 earnings press release for important information about the use of non-U.S. GAAP financial measures relevant to this presentation, including applicable reconciliations to U.S. GAAP financial measures. Information reconciling forward-looking non-U.S. GAAP measures to U.S. GAAP measures is not available without unreasonable effort.
Website Information
We routinely post important information for investors on our website, www.sealedair.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Sealed Air’s Strategic Evolution
New Diversey valued at $3.2bn
Divestiture marks significant milestone in Sealed Air’s transformation
– Reinforce disciplined approach to capital allocation
– Focus on profitable growth strategy, including continued investment in core business
– Continue commitment to increase top line growth and deliver strong margins and free cash flow generation
Use of transaction proceeds
– Repay debt
– Repurchase shares
– Fund growth initiatives
Sealed Air
Re-imagineTM

Sealed Air to Divest New Diversey to Bain Capital Private Equity
Transaction Value
New Diversey valued at $3.2bn
Estimated net cash proceeds of approximately $2.5bn (reflecting primarily cash taxes, transfer of pension liabilities and other debt like items, as well as transaction fees and estimated separation costs)
Timing
Expected to close in the second half of 2017
Beginning 1Q17, New Diversey results classified as discontinued operations
Conditions
Subject to certain regulatory approvals and customary closing conditions
Use of
Transaction
Proceeds
Repay debt: Sealed Air to maintain net leverage ratio between 3.5 – 4.0x
. Repurchase shares: to minimize earnings dilution
– Board has authorized an additional $1.5bn of common stock for repurchase
– Total authorization for future purchases increases to $2.2bn
. Fund growth initiatives: including potential complementary acquisitions to Food Care and Product Care divisions
. Maintain quarterly dividend: $0.16 per common share
Sealed Air
Re-imagineTM

Sealed Air at a Glance
Key Business Highlights
• Provider of knowledge-based food, product and medical packaging solutions with unmatched global reach and scale
• Focus on waste reduction, resource conservation and product security
• Food Care - Packaging: Leading provider of innovative “farm to fork” solutions utilizing cutting-edge technologies to optimize customer operations
• Product Care: Leading provider of game-changing technology and consultative packaging solutions
Key Financials
FY 12/31/16 Net Sales by Region
APAC
Latin America
EMEA
North America
15%
9%
23%
53%
$4.2
billion
FY 12/31/16 Net Sales by Business
Product Care
Food Care -
Packaging and
Medical
36%
64%
$4.2
billion
Sealed Air
Re-imagineTM
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